Exhibit 4.6

FORM OF SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE, dated as of [            ], 2009 (this “Fifth Supplemental Indenture”), among WPP Finance (UK), a private unlimited liability company organized and existing under the laws of England and Wales (the “Issuer”), WPP Air 1 Limited and WPP Air 3 Limited, each Irish limited companies (the “WPP UK Partnership Partners”), as partners of WPP Air UK, an English general partnership (the “WPP UK Partnership”), Young & Rubicam Brands US Holdings (formerly known as WPP Spangle), a private unlimited company organized and existing under the laws of England and Wales (“Young & Rubicam”), WPP 2005 Limited (formerly known as WPP Group plc), a private limited liability company organized and existing under the laws of England and Wales (the “Company”), WPP 2008 Limited (formerly known as WPP Group plc), a private limited company organized and existing under the laws of England and Wales (“WPP”), WPP plc, a public limited company incorporated under the Companies (Jersey) Law 1991 (“New WPP,” and together with the Issuer, WPP, the WPP UK Partnership Partners, Young & Rubicam and the Company, the “WPP Parties”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”). All capitalized terms used herein without definition shall have the meanings specified in the Indenture referred to below, unless otherwise specified.

WITNESSETH:

WHEREAS, the Issuer, the Company and Citibank, N.A., a national banking association duly incorporated and existing under the laws of the United States, as trustee (the “Initial Trustee”) executed and delivered an Indenture, dated as of June 23, 2004 (as supplemented and amended, the “Indenture”), to provide for the issuance by the Issuer and the guarantee by the Company of debt securities to be issued in one or more series (the “Securities”);

WHEREAS, on November 28, 2006, pursuant to Section 610 of the Indenture, the Initial Trustee resigned and was succeeded by the Trustee;

WHEREAS, pursuant to Section 902 of the Indenture, the Issuer, the Company, the other WPP Parties and the Trustee may enter into this Fifth Supplemental Indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding Securities;

WHEREAS, the WPP Parties have received and delivered to the Trustee the written consents of the holders of a majority in aggregate principal amount of the outstanding Securities to effect the proposed amendments to the Indenture reflected herein;

WHEREAS, in connection with the execution and delivery of this Fifth Supplemental Indenture, the Trustee has received an Opinion of Counsel as contemplated by Sections 102 and 903 of the Indenture; and

WHEREAS, all other acts necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument, and all of the conditions and requirements set forth in the Indenture, have been performed and fulfilled and the execution and delivery of this Fifth Supplemental Indenture have been in all respects duly authorized.

NOW THEREFORE, the parties have executed and delivered this Fifth Supplemental Indenture, and each of the WPP Parties and the Trustee hereby agrees for the other parties’ benefit, and for the equal and ratable benefit of the holders of the Securities, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

SECTION 1.01 AMENDMENT TO SECTION 101 OF THE INDENTURE. Section 101 of the Indenture captioned “Definitions” is hereby amended by inserting the following definition in appropriate alphabetical order:

““Dissolution Transaction” means the transfer of WPP Air 3 Limited’s partnership interests in the WPP UK Partnership to WPP Air 1 Limited, and the resulting dissolution, by operation of law, of the WPP UK Partnership.”

SECTION 1.02 AMENDMENT TO SECTION 801 OF THE INDENTURE. Section 801 of the Indenture captioned “Issuer or Company May Consolidate, Etc. Only on Certain Terms” is hereby amended by deleting paragraph (1) and replacing it with the following text:

“(1) any Person formed by such consolidation or into which the Issuer or the Company is merged or to whom the Issuer or the Company has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership, trust, company or other entity organized and existing under the laws of the United Kingdom or any jurisdiction thereof, Jersey, any jurisdiction included from time to time in the European Union (or its successors), the United States, any State thereof or the District of Columbia, and such Person expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, the Issuer’s and the Company’s obligations on the Securities and the performance or observance of every covenant of this Indenture and any related registration rights agreement on the part of the Issuer or the Company to be performed or observed (including any obligation to pay any Additional Amounts and, in the case of the Company, the performance or observance of its Guarantee);”

SECTION 1.03 AMENDMENT TO SECTION 1005 OF THE INDENTURE. Section 1005 of the Indenture captioned “Existence” is hereby amended by deleting the entire Section and replacing it with the following text:.

“Subject to Article Eight, the Issuer and the Company each will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and the Company shall not be required to preserve any such right or franchise if its respective Board of Directors shall determine in a Board Resolution that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Company and that the loss thereof is not disadvantageous in any material respect to the Holders. The foregoing shall not prohibit the Dissolution Transaction.”

SECTION 1.04 ADDITION OF SECTION 1404. A new Section 1404 is hereby added to the Indenture as follows:

“Section 1404. New WPP Guarantee.

New WPP hereby expressly assumes all of the Company’s obligations on the Securities and the performance or observance of every covenant of the Indenture and any related registration rights agreement to be performed or observed by the Company.”

ARTICLE II

ASSUMPTION AND RELEASE

SECTION 2.01 ASSUMPTION. Pursuant to Section 801 of the Indenture (as amended hereby), WPP Air 1 Limited hereby expressly assumes all of the WPP UK Partnership’s obligations on the Securities and the performance or observance of every covenant of the Indenture and any related registration rights agreement to be performed or observed.

SECTION 2.02 RELEASE. Pursuant to Section 802 of the Indenture, but without effecting the obligations assumed by WPP Air 1 Limited pursuant to Section 2.01, WPP Air 1 Limited and WPP Air 3 Limited, in their capacity as partners of the WPP UK Partnership, are hereby released from all obligations and covenants under the Indenture, the Securities and the Guarantee.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.01 AUTHORITY. Each of the parties hereto represents and warrants that it has been duly authorized under applicable law to execute, deliver and perform this Fifth Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this Fifth Supplemental Indenture by it has been duly and effectively taken.

SECTION 3.02 TRUTH OF RECITALS AND STATEMENTS OF THE ISSUER. Each of the parties hereto represents and warrants that the recitals of fact and statements contained in this Fifth Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by it in connection herewith will be true and correct in all material respects.

SECTION 3.03 EXECUTION OF FIFTH SUPPLEMENTAL INDENTURE. Each of the parties hereto represents and warrants that the execution of this Fifth Supplemental Indenture is permitted by the terms of the Indenture and all conditions precedent to its execution have been complied with.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 BINDING AGREEMENT; ASSIGNMENTS. Whenever in this Fifth Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

SECTION 4.02 CONSTRUCTION. All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

SECTION 4.03 RELATION TO INDENTURE. This Fifth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture and each and every term and condition contained in the Indenture shall apply to this Fifth Supplemental Indenture with the same force and effect as if the same were set forth in full in this Fifth Supplemental Indenture, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition consistent with this Fifth Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms and provisions, as supplemented and amended by this Fifth Supplemental Indenture and the Indenture and this Fifth Supplemental Indenture shall be read, taken and construed together as one instrument.

SECTION 4.04 COUNTERPARTS. This Fifth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

SECTION 4.05 GOVERNING LAW. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

WPP FINANCE (UK)

By:
Name:
Title:

YOUNG & RUBICAM BRANDS US HOLDINGS

By:
Name:
Title:

WPP 2008 LIMITED

By:
Name:
Title:

WPP 2005 LIMITED

By:
Name:
Title:

WPP PLC

By:
Name:
Title:

WPP AIR 1 LIMITED, in its individual capacity

By:
Name:
Title:

WPP AIR 1 LIMITED, in its capacity as a general partner of WPP Air UK

By:
Name:
Title:

WPP AIR 3 LIMITED, in its capacity as a general partner of WPP Air UK

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee,

By:
Name:
Title: